EXHIBIT 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated July 9, 1998 accompanying the financial statements and schedules incorporated by reference or included in the Annual Report of J & J Snack Foods Corp. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of J & J Snack Foods Corp. on Form S-8 (File No. 33-87532, effective December 16, 1994).




                                      GRANT THORNTON LLP


Philadelphia, Pennsylvania
July 14, 1998




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              J & J Snack Foods Corp.
                              401(k) Profit Sharing Plan
                              --------------------------




Date: 7/14/98                 /s/ Dennis G. Moore
                              ----------------------
                              Plan Administrator



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